EXHIBIT 10.70

SCHIFFRIN BARROWAY
TOPAZ & KESSLER, LLP
Alan R. Plutzik (Bar No. 077785)
2125 Oak Grove Road, Suite 120
Walnut Creek, California 94598
Telephone:  (925) 945-0200
Facsimile:  (925) 945-8792

SCHIFFRIN BARROWAY TOPAZ
& KESSLER, LLP
Lee D. Rudy
Michael C. Wagner
280 King of Prussia Road
Radnor, PA 19087
Telephone  (610) 667-7706
Facsimile:  (610) 667-7056

Lead Counsel for Plaintiffs
JESSE BROWN and LUIS SUBA

Additional Counsel Listed on Signature Page

COOLEY GODWARD KRONISH LLP
Christopher Sundermeier (SBN 16533)
Aaron Olsen (SBN 224947)
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Telephone: (650) 843-5000
Facsimile: (650) 843-0663

Attorneys for Nominal Defendant
CHORDIANT SOFTWARE, INC.

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

IN RE CHORDIANT DERIVATIVE LITIGATION This Document Relates To: All Actions	Case No. C 06-04671 JW Memorandum of Understanding re Compromise and Settlement

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This Memorandum of Understanding re Compromise and Settlement (“MOU”) is made and entered into as of the date of the last signature below, by and among (i) Lead Plaintiffs  Jesse Brown and Louis Suba, who have brought suit derivatively on behalf of Nominal Defendant Chordiant Software, Inc. in the United States District Court for the Northern District of California, and (ii) individual defendants Stephen Kelly, David R. Springett, Cary G. Morgan, Steve G. Vogel, Samuel T. Spadafora, Donald J. Morrison, Allen Swann, Jeremy Coote, Kathryn C. Gould, William Raduchel, Steven R. Springsteel, Charles E. Hoffman, Richard G. Stevens, David A. Weymouth, and George Reyes, and (iii) Nominal Defendant Chordiant.
I.	DEFINITIONS

As used in this MOU, the following terms shall have the meanings specified below:
1.1 “Action” means the consolidated derivative action captioned in In re Chordiant Shareholder Derivative Litigation, Case No. C 06-04671 JW.
1.2 “Amended Complaint” means the Verified Amended Consolidated Shareholder Derivative Complaint filed in the Action.
1.3 “Board” means the Board of Directors of Chordiant.
1.4 “Chordiant,” “Company,” or “Nominal Defendant” means Chordiant Software, Inc., a Delaware corporation.
1.5 “Court” means the United States District Court for the Northern District of California.
1.6 “Current Chordiant Stockholders” means all record and beneficial owners of Chordiant common stock as of the date of the Stipulation.
1.7 “Defendants” means the Individual Defendants and the Nominal Defendant, collectively.
1.8 “Defendants’ Counsel” means all counsel for the Individual Defendants and the Nominal Defendant, collectively, as designated in the signature page(s) hereto.
1.9 “Effective Date” means the date of completion of the following:
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A. Entry of the Final Judgment, which approves in all material respects the dismissal of the Action and the releases provided for in Section XI below; and
B. Either (i) expiration of the time to appeal or otherwise seek review of the Order and Final Judgment without any appeal having been taken or review sought, (ii) the expiration of five (5) days after an appeal or review shall have been dismissed or finally determined by the highest court before which such appeal or review is sought and which affirms the material terms of the Settlement and/or Order and Final Judgment and is not subject to further judicial review.
1.10 “Escrow” means the escrow established pursuant to the Escrow Agreement by and between Chordiant and Plaintiffs’ Counsel and executed concurrently with the Stipulation.
1.11  “Final” means no longer subject to review upon appeal or review in connection with a Petition for Writ of Certiorari or other similar writ, whether by exhaustion of any possible appeal, lapse of time or otherwise.
1.12 “Final Judgment” means the Order and Final Judgment to be entered by the Court approving the Settlement, to be submitted to the Court contemporaneously with the Stipulation.
1.13 “Independent Director,” shall have the same meaning as the definition of the same term in the version of NASDAQ Rule 4200(a)(15) in effect as of the date of this Stipulation.
1.14 “Individual Defendants” means Stephen Kelly, David R. Springett, Cary G. Morgan, Steve G. Vogel, Samuel T. Spadafora, Donald J. Morrison, Allen Swann, Jeremy Coote, Kathryn C. Gould, William Raduchel, Steven R. Springsteel, Charles E. Hoffman, Richard G. Stevens, David A. Weymouth, George Reyes and George de Urioste.
1.15 “Lead Plaintiffs” means Jesse Brown and Louis Suba.
1.16  “Notice” means the Notice of Pendency and Settlement of Action, to be submitted to the Court contemporaneously with the Stipulation.
1.17 “Parties” means the Lead Plaintiffs and Defendants.
1.18 “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture,

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joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.
1.19  “Plaintiffs’ Counsel” means Schiffrin Barroway Topaz & Kessler, LLP.
1.20 “Preliminary Order” means an order preliminarily approving the Stipulation and the form of Notice, to be submitted to the Court contemporaneously with the Stipulation.
1.21 “Related Persons” means, with respect to any Person, such Person’s past or present spouse or other members of their immediate families, or any trust of which any Person is the settlor or which is for the benefit of such Person and/or member of his or her family, and each of a Person’s present and former parent entities, subsidiaries (direct or indirect) and affiliates, and each of their respective present and former shareholders, officers, directors, employees, agents, representatives, insurers, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns.
1.22 “Released Claims” means any statutory or common law claims, rights, demands, suits, matters, issues or causes of action under federal, state, local, foreign law, or any other law, rule or regulation that were, could have been, or might have been asserted against any or all of the Released Parties by Lead Plaintiffs or any other holder of Chordiant common stock, derivatively on behalf of Chordiant, in any court of competent jurisdiction or any other adjudicatory tribunal, in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly, in any way, the facts, transactions, events, occurrences, acts, disclosures, oral or written statements, representations, filings, publications, disseminations, press releases, presentations, accounting practices or procedures, compensation practices or procedures, omissions or failures to act that were or that could have been alleged in the Action.  The Released Claims refer to any and all claims alleged in the Action or that are related to Chordiant’s historical stock option grant practices and related accounting and public disclosures, and shall include claims for alleged breach of fiduciary duties, insider trading, misappropriation of information, failure to disclose, abuse of

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control, breach of Chordiant’s policies or procedures, waste, mismanagement, gross mismanagement, unjust enrichment, misrepresentation, fraud, violations of law, money damages, injunctive relief, corrective disclosure, damages, penalties, disgorgement, restitution, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liability whatsoever, whether based on federal, state, local, foreign, statutory, common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, known or unknown, which were alleged in the Action or which are related to Chordiant’s historical stock option grant practices and related accounting and public disclosures.
1.23 “Released Parties” means the Defendants and their Related Persons.
1.24 “SEC” means the Securities and Exchange Commission.
1.25 “Section 16 Officers” means Company officers that are insiders pursuant to Section 16 of the Securities and Exchange Act of 1934
1.26  “Settlement” means the proposed settlement and compromise of the Action as provided for herein.
1.27 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement, and whether the agreement for payment of the Fee Payment Plaintiffs’ Counsel should be approved.
1.28 “Stipulation” means the Stipulation of Compromise and Settlement contemplated by this MOU.

II.	FACTUAL AND PROCEDURAL HISTORY

2.1 On June 30, 2006, the Company’s Board instructed the Audit Committee to review the Company’s historical stock option grant procedures.  The Audit Committee subsequently hired an independent law firm to undertake a special investigation of the Company’s historical stock option grant procedures.
2.2 On July 24, 2006, Chordiant publicly announced that the Company’s Audit Committee

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had begun a voluntary internal review of its historical stock option grant practices and that it would not file its quarterly report with the SEC on Form 10-Q for the quarter ended June 30, 2006, until the review was completed.
2.3 After research and investigation, plaintiff Jesse Brown filed a shareholder derivative action captioned Jesse Brown v. Stephen Kelly, et al., Case No. C 06-04671 JW (the “Brown Action”) on August 1, 2006 in this Court.
2.4 Subsequently, after research and investigation, plaintiff Louis Suba filed a second shareholder derivative action captioned Louis Suba v. Stephen Kelly, et al., Case No. C 06-05603 JW (the “Suba Action”) on September 13, 2006 in the Court.
2.5 The Brown Action and Suba Action were brought by shareholders of Chordiant on behalf of Nominal Defendant Chordiant, and allege, inter alia, that from 2000 to 2002, stock options to officers and directors of the Company were improperly retroactively granted in order to benefit the recipients thereof, and to the detriment of Chordiant.
2.6 By Order dated November 27, 2006, the Court consolidated the Brown Action and the Suba Action as In re Chordiant Derivative Litigation, Case No. C 06-04671 JW, appointed plaintiffs Brown and Suba as Lead Plaintiffs, and appointed Schiffrin Barroway Topaz & Kessler, LLP as Lead Counsel.
2.7 On November 30, 2006, the Company filed with the SEC a Form 8-K in which Chordiant announced that the Audit Committee had concluded that measurement dates for certain Chordiant stock option grants from 2000 through and including 2006 differed from the recorded dates for such awards, and that the Company expected that it would record a non-cash stock-based compensation charge of approximately $8.3 million in connection therewith.
2.8 On February 9, 2007, the Company filed with the SEC a Form 10-K in which Chordiant announced that it recorded approximately $8.3 million as a non-cash stock-based compensation expense charge related to previously granted stock options, as well as $2.2 million in expenses arising from the investigation, the restatement, and related activities.
2.9 In or around March 2007, the Parties began a dialogue that would eventually lead

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 to settlement negotiations.
2.10 In June and July 2007, Chordiant shared with Plaintiffs’ Counsel certain nonpublic documents relating to the Company’s stock option granting practices during the relevant period.  On June 28, 2007, counsel for Chordiant met with Plaintiffs’ Counsel to discuss the findings of the special investigation performed at the direction of the Chordiant Audit Committee.  In connection with the June 28, 2007 meeting, Plaintiffs’ Counsel reviewed the documents provided by counsel for Chordiant, reviewed a presentation by counsel for Chordiant concerning the Special Investigation, and engaged in discussion with counsel for Chordiant concerning the contents of the documents and presentation.  Between July and November, Plaintiffs’ Counsel conferred with counsel for Chordiant on multiple occasions to further discuss the contents of the documents previously provided to Plaintiffs’ Counsel, and to discuss a possible resolution of the Action, including certain remedial measures to be implemented at Chordiant in response to Lead Plaintiffs’ allegations in the Action.
2.11 On November 14, 2007, after further research and investigation, Lead Plaintiffs filed the Amended Complaint, in which Lead Plaintiffs alleged that, from 2000 through and including 2006, stock options to officers and directors of the Company were improperly retroactively granted in order to benefit the recipients thereof, and to the detriment of Chordiant.
2.12 On December 14, 2007, Chordiant and the Individual Defendants filed motions to dismiss the Amended Complaint.
2.13 On January 14, 2008, Lead Plaintiffs filed oppositions to Defendants’ motions to dismiss the Amended Complaint.
2.14 The Parties, by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the settlement of the Action and the parties have reached an agreement with respect to the terms of the Settlement.  This agreement-in-principle is subject only to the completion of certain confirmatory investigative efforts by Lead Plaintiffs.  Lead Plaintiffs’ confirmatory discovery has included additional review of certain nonpublic documents provided by counsel for Chordiant following the filing of Lead Plaintiffs’ oppositions

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 to Defendants motions to dismiss the Amended Complaint.  Lead Plaintiffs’ confirmatory discovery shall further include conducting an interview of an Audit Committee member involved in the Special Investigation of the stock option issues conducted by Chordiant.  Upon satisfactory completion of confirmatory discovery, the Parties shall in good faith endeavor to execute the Stipulation and such other documents (collectively, the “Settlement Documents”) as may be required in order to obtain a final judgment approving the Settlement and dismissing with prejudice the Action upon the terms set forth herein. To facilitate the confirmatory investigative efforts and to effectuate the Settlement, the Parties hereby enter into this MOU.
2.15           The Parties believe that the proposed Settlement on the terms and conditions set forth below is in the best interests of Chordiant and Current Chordiant Stockholders, and for that reason enter into this MOU.
2.16           The Parties shall work in good faith to complete the confirmatory investigative efforts and to agree upon and execute appropriate Stipulation and Settlement Documents on or before June 9, 2008.  Any Stipulation entered into by the Parties will include the provisions set forth in Sections III through VII herein.

III.	TERMS OF THE SETTLEMENT

A.           Corporate Governance Component of Settlement

3.1 Chordiant acknowledges that the pendency, prosecution and Settlement of the Action was a material causal factor in the Company’s decision to implement the following corporate governance reforms set forth in paragraphs 3.2 – 3.7:
3.2 Chordiant shall commit to implementing or retaining, where changes have already been implemented, the following corporate governance reforms for a minimum of six years following final Court approval of the Settlement, subject only to such revisions as may be necessary to comply with evolving legal standards and controlling laws and governmental or exchange regulations.
3.3 Board Composition and Meetings
3.3.1  Chordiant shall maintain a Lead Independent Director.
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3.3.2   The Nominating and Corporate Governance Committee of the Board shall solicit nominees for potential Board members from the Company’s shareholders by including a statement in the Company’s proxy statements inviting shareholders to make written suggestions for nominees to the Board in accordance with Chordiant’s bylaws.
3.3.3   Chordiant shall maintain a policy to encourage that at least two thirds (2/3) of the Board will be comprised of “independent” directors, as defined in Section 3.4, below.
3.3.4   The Board shall maintain a requirement to meet at least four (4) times per year, or more often as necessary, but in any event no less than once per fiscal quarter.
3.4 Director Independence
3.4.1   Chordiant shall enhance its definition of “independent” such that this term shall mean that a director:
a.           Must not have been employed by the Company or its subsidiaries or entities under common control with the Company within the last three fiscal years;
b.           Must not have received, during the current fiscal year or any of the three immediately preceding fiscal years, remuneration, directly or indirectly, other than de minimis remuneration,1 as a result of service as, or being affiliated with as an executive officer, general partner or member of, an entity that serves as an advisor, consultant, or legal counsel to the Company;
c.           Does not have any personal service contract(s) with the Company, or any member of the Company’s senior management;
d.           Is not an employee or officer with a not-for-profit entity that receives significant contributions from the Company;
e.           During the current fiscal year or any of the three immediate preceding fiscal years, has not had any business relationship with the Company for which the
1 De minimis remuneration is defined as (a) direct remuneration of $60,000 or less received from the Company, its subsidiaries, or affiliates during a calendar year (other than director compensation); or (b) indirect remuneration paid to an entity if such remuneration does not exceed the lesser of $5 million or one percent of the gross revenues of the entity, and did not directly result in an increase in the compensation received by the director from that entity.
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Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission (“SEC”), other than for service as a director or officer of a customer or supplier of the Company or for which relationship no more than de minimis remuneration was received in any one such year;
f.           Is not employed at a public company at which an executive officer of the Company serves as a director;
g.           Is not a member of the immediate family of any person described in paragraphs a-e above; and
h.           Does not have beneficial ownership interest of five percent (5%) or more in an entity that has received remuneration, other than de minims remuneration, from the Company, its subsidiaries, or affiliates.
3.5 Stock Option and Compensation Practices
3.5.1  The Company shall designate a compliance representative to monitor compliance with the policies adopted herein and the terms of stock option plans, and shall propose monitoring mechanisms in support of these policies.
3.5.2  The Company shall annually asses the adequacy of its internal controls with regard to stock option grants and shall report any material weakness in the Company’s annual report on internal controls pursuant to section 404 of the Sarbanes-Oxley Act.
3.5.3  The Compensation Committee shall recommend to the Board and the Board (excluding any director who does not qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code) shall determine the grantees, amounts and dates of all grants of stock options to the CEO and the executive officers of the Company and shall not delegate these responsibilities.  The price of the options shall be set in accordance with the applicable definition of Fair Market Value in the applicable stock option plan.
3.5.4  All stock option grants to Section 16 officers who are executive officers and to Company directors shall continue to be made only on dates set in advance by way of formula, which shall be determined by the Board and disclosed to the Company shareholders in each proxy

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 statement filed after Final court approval of the Settlement.
3.5.5  All grants of stock options to executive officers shall continue to be approved on or before the date of grant by a majority of the Board (excluding any director who does not qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code).
3.5.6  The exercise prices of all stock options shall be at least 100% of the closing price of the Company’s stock on the date of grant.
3.5.7  The Company shall not lower the exercise price of any stock options after they are granted, nor exchange stock options for options with lower exercise prices, except with the unanimous approval of the Board.
3.5.8  The Company shall adopt a general policy of not using unanimous written consents to document the approval of stock option grants as a general rule except in situations where it is impracticable to hold a meeting of the Compensation Committee or of the Board, as the case may be.  All stock option grants made via unanimous written consent shall be effective as of the date on which the Company has received signatures from all directors on such written consent.
3.5.9   The Company shall maintain records documenting the approval of and granting of all stock option for seven years after the expiration of the pertinent stock options.
3.6 Compensation Committee Composition and Procedural Reforms
3.6.1   At least once every three years for the next six years following final Court approval of the Settlement, the Compensation Committee shall select and retain an independent consultant to assist the Committee in its evaluation of the Company’s executive compensation policies, practices, and procedures and prepare and submit to the Compensation Committee a report on the results of such study.
3.6.2  The Compensation Committee shall amend its Charter such that the Committee shall consist of at least three (3) independent members of the Board.
3.6.3  The Compensation Committee shall meet at least four (4) times per year, or more often as necessary, but in any event no less than once per fiscal quarter.

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3.7 Audit Committee Composition and Procedural Reforms
3.7.1  At least once every three years for the next six years following final Court approval of the Settlement, the Audit Committee shall select and retain an independent auditing firm, which may be the Company’s independent external auditors, to conduct a review and assessment of the Company’s internal controls over financial reporting.
3.7.2  At least annually, the Audit Committee shall meet with the Company’s independent auditors to review and discuss the Company’s accounting for stock-based compensation.
3.7.3  The Audit Committee shall meet at least four (4) times per year, or more often as necessary, but in any event no less than once per fiscal quarter.
3.7.4  The Company shall maintain a compliance representative (or department) who reports directly to the Audit Committee or the Company’s Board of Directors.

B.           Financial Component of Settlement

4.1           In addition to the foregoing corporate governance measures, Defendants acknowledge that the pendency, prosecution and settlement of the Action was a material causal factor contributing to certain of the Company’s current and former officers and directors agreeing to disgorge the excess benefit realized from the exercise of certain stock options determined to be mispriced, or otherwise surrendering and forfeiting the excess value of certain stock options determined to be mispriced, affecting more than 750,000 Chordiant stock options granted from 2000-2006.
C.           Substantial Benefit of the Settlement
5.1           The Parties represent that they believe that the foregoing remedies have, and will continue to materially benefit the Company and Current Chordiant Stockholders.

D.           Defendants’ Denials Of Wrongdoing

6.1           Chordiant and each of the Individual Defendants have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of

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any kind or otherwise acted in any improper manner.  Chordiant and each of the Individual Defendants are entering into the MOU and the Settlement because the Settlement would eliminate the expenses, burdens, and risks associated with further litigation of the Action.  Chordiant is entering into the MOU for the further reason that it believes that the Settlement confers benefits upon Chordiant and Current Chordiant Stockholders and is in the interest of Chordiant and Current Chordiant Stockholders.

E.           Research and Investigation by Lead Plaintiffs and Plaintiffs’ Counsel

7.1           Lead Plaintiffs and Plaintiffs’ Counsel conducted an extensive investigation during the development and prosecution of the Action.  This investigation has included or will include, inter alia, (i) inspecting, reviewing and analyzing the Company’s financial filings and documents produced to or prepared for Plaintiffs’ Counsel; (ii) developing statistical models to determine likely backdated options; (iii) researching corporate governance issues; (iv) participating in in-person and numerous telephonic meetings with counsel for Chordiant; (v) interviewing a member of Chordiant’s Audit Committee which oversaw Chordiant’s Special Investigation into its historical stock option practices; and (vi) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

F.           Plaintiffs’ Position Regarding Settlement

8.1           Lead Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  However, Lead Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and appeals.  Lead Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Action, as well as the difficulties and delays inherent in such litigation.  Lead Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the Action.  Based on these considerations, among others,

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Lead Plaintiffs and Plaintiffs’ Counsel believe that the Settlement contemplated by this MOU confers substantial benefits upon Plaintiffs, Chordiant and Current Chordiant Stockholders and is in the best interests of Chordiant and Current Chordiant Stockholders.

G.           Attorneys’ Fees And Expenses

9.1            Subject to Court approval of the Settlement, Chordiant and/or its insurer shall pay, on behalf of and for the benefit of the Defendants, to Plaintiffs’ Counsel, attorneys’ fees and reimbursement of expenses in the aggregate amount of up to Eight Hundred and Fifty Thousand Dollars ($850,000) (the “Fee Payment”).  The Parties agree that the Fee Payment shall be paid on behalf of the Defendants into the Escrow within twenty (20) days after the date on which the Court enters the Preliminary Order.  The Fee Payment shall be released to Plaintiffs’ Counsel from the Escrow Account in accordance with the terms of the Escrow within twenty (20) days of the Effective Date.  If, as a result of any further proceedings, appeal or collateral attack, this Settlement never becomes Final or the amount of the Fee Payment is reduced or denied, Plaintiffs’ Counsel shall, within thirty (30) days after entry of an order affecting Plaintiffs’ Counsel’s entitlement to the Fee Payment, repay and refund to Chordiant and/or its insurer any portion of the Fee Payment to which they are not entitled.  Except as expressly provided in the Settlement, Lead Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs and expenses and no Defendant shall assert any claim for expenses, costs and fees against Plaintiffs, or Plaintiffs’ Counsel.
9.2           Defendants and their respective Related Parties shall have no responsibility for, and no liability whatsoever with respect to, the fee allocation among Plaintiffs’ Counsel, and any other Person who may assert some claim thereto, of any portion of the Fee Payment.

IV.	PRELIMINARY ORDER AND SETTLEMENT HEARING

10.1           Within ten (10) days after the execution of the Stipulation, the Parties shall jointly submit the Settlement Documents to the Court, and the Parties shall apply for the Preliminary Order by filing proper notice and supporting papers with the Court:

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A. Approving the form of the Notice substantially in the form of such submitted contemporaneously therewith;
B. Setting forth the method for providing Notice to Current Chordiant Stockholders of the Settlement and Settlement Hearing;
C. Finding that the methods of providing Notice set forth in the Preliminary Order constitute the best Notice practicable under the circumstances and meet all requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process concerns under the U.S. Constitution;
D. Requesting that the Court set a date for the Settlement Hearing to determine whether the Settlement should be approved as reasonable, adequate and in the best interests of Chordiant and its shareholders, and to approve the Fee Payment; and
E. Ordering that, subject to any agreement between Chordiant and its insurance carriers, Chordiant shall be responsible for paying all costs associated with disseminating Notice, as the Court orders, to Current Chordiant Stockholders.

V.	EFFECTIVE DATE OF SETTLEMENT, WAIVER, OR TERMINATION

11.1           The Settlement shall become effective on the Effective Date.
11.2           If the conditions necessary for the Effective Date, fail to occur, then any of Parties may terminate the Stipulation and withdraw from the Settlement by providing written notice of such action to undersigned counsel for all of the Parties within thirty (30) days after the failure of such condition.   In the event that the Settlement is not approved or is terminated, the Settlement and any actions taken in connection therewith shall be vacated and terminated and shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it:  (i) shall be without prejudice to the rights of any Party hereto; (ii) shall not be deemed to be or construed as evidence of, or an admission by any Party of, any fact, matter, or thing; and (iii) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Action or any other action or proceeding.  The Parties to the Stipulation shall be deemed to

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 have reverted to their respective status in the Action as of the date and time immediately prior to the execution of the MOU, and, except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

VI.	RELEASES IN STIPULATION

12.1           Upon the Effective Date, Plaintiffs, on their own behalf and derivatively on behalf of Chordiant (as Nominal Defendant), Chordiant and Current Chordiant Stockholders (in their capacity as stockholders only) shall fully, finally, and forever release, relinquish, and discharge the Individual Defendants and their Related Persons and the Nominal Defendant and its Related Persons from any and all Released Claims, which any of them has or may come to have against the Individual Defendants and their Related Persons and/or the Nominal Defendant and its Related Persons.
12.2           Upon the Effective Date, Nominal Defendant Chordiant and each of the Individual Defendants shall fully, finally, and forever release, relinquish, and discharge the Plaintiffs and their Related Persons, Plaintiff’s Counsel and its Related Persons, and Chordiant and its Related Persons from any and all claims, liabilities, obligations, causes of action, expenses, damages, losses, or any other matters, whether known or unknown, foreseen or unforeseeable, certain or contingent, which any of them has or may come to have against the Plaintiffs and their Related Persons, Plaintiff’s Counsel and its Related Persons, and Nominal Defendant and its Related Persons that arise out of, arise in connection with, or relate to the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.  Notwithstanding the preceding sentence, this release is not intended to and does not release:  (1) Chordiant from its statutory or contractual indemnity obligations to the Individuals Defendants; or (2) any claims that the Individual Defendants have for recovery under any policy of liability or other insurance.
12.3           In granting the releases herein, the parties acknowledge that they have read California Civil Code Section 1542, which reads as follows:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown or unsuspected claims.  In addition, the Current Chordiant Stockholders, by operation of the Judgment, are deemed to have expressly waived and relinquished all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown or unsuspected claims.  The Parties, and by operation of the Judgment the Current Chordiant Stockholders, acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a material and essential part of this Settlement.  The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the claims they have released, and agree that the releases contained in this Stipulation shall be and remain effective in all respects.

VII.	MISCELLANEOUS PROVISIONS OF SETTLEMENT

13.1           Cooperation of the Parties.  The Parties (a) acknowledge that it is their intent to consummate this Settlement, and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their reasonable efforts to accomplish the foregoing terms and conditions of the Stipulation.  The Parties will seek the Court’s approval of the Preliminary Order and, when appropriate, the Final Order and Judgment.
13.2   Acknowledgment of Adequate Consideration.  The Parties acknowledge, represent and warrant to each other that the terms of the Settlement are such that each of the Parties is to receive adequate consideration for the consideration given.
13.3  No Admissions.  Neither the Stipulation, nor the Settlement, nor any act performed

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 or document executed pursuant to or in furtherance of the Stipulation, or the Settlement:  (a) is or may be deemed to be or may be used as an admission of, or evidence of the validity or lack of validity of any Released Claims, or any wrongdoing or liability of the Parties or any of their Related Persons; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Parties or any of their Related Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of the Stipulation.  Notwithstanding the foregoing, the Parties may file the Stipulation or any judgment or order of the Court related hereto in any action that may be brought against them in order to support a defense or a counterclaim based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
13.4           Confidentiality Agreements. All agreements made during the course of the negotiations relating to the confidentiality of information shall survive the Stipulation, and the Settlement, including, but not limited to, the Confidentiality Agreement dated June 28, 2007.
13.5           Costs.  Except as otherwise expressly provided herein, the Parties shall bear their own costs.
13.6           Entire Agreement.  The Stipulation constitutes the entire agreement between the Parties with respect to the Settlement of the Action and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to the Settlement of the Action.
13.7  Counterparts.  The Stipulation may be executed in one or more counterparts, and all such counterparts together shall be deemed to be one and the same instrument.
13.8  Binding Effect.  The MOU and the Stipulation shall be binding upon, and inure to the benefit of all Parties.  The MOU and the Stipulation are  not intended, and shall not be construed, to create rights in or confer benefits on any other Persons, and there shall not be any third-party beneficiaries hereto, except as expressly provided hereby with respect to such

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aforementioned Persons who are not Parties hereto.
13.9           Judicial Enforcement.  The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of the MOU, the Stipulation, and the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the terms of the MOU, the Stipulation and Settlement.
13.10                      Choice of Law.  The MOU, the Stipulation, and the Settlement shall be governed by the laws of the State of California, without regard to California’s choice of law rules.
13.11                      Warrant of Authority.  Each counsel or person executing the Stipulation or any of the related documents on behalf of any Party hereto hereby warrants that such Person has the full authority to do so.
13.12                      Waiver of Breach.  The Parties may not waive or vary any right hereunder except by an express written waiver or variation.  Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right.  The waiver by one Party of any breach of the MOU or the Stipulation by another Party shall not be deemed a waiver of any other prior or subsequent breach of the MOU or the Stipulation.
13.13  Fair Construction.  The MOU and the Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it is recognized as the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of the Stipulation.
13.14  No Assignment of Claims.  Lead Plaintiffs hereby represent and warrant that they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the claims being settled or released herein.
13.15   Facsimile and Scanned Signatures.  Any signature to the Stipulation, to the extent signed and delivered by means of a facsimile machine or electronically scanned and sent via

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email, shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of a Party to the Stipulation, any other Party to the Stipulation so executing and delivering this document by means of a facsimile machine or via email shall re-execute original forms thereof and deliver them to the requesting Party.  No Party to the Stipulation shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or the enforceability of the Stipulation and each such Person forever waives any such defense.
13.16                      Extensions of Time.  The Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation, and where necessary, shall jointly seek court approval for such extensions.

VIII.                      MISCELLANEOUS PROVISIONS OF MOU

14.1           This MOU shall be null and void and of no force and effect if the confirmatory investigative efforts reveal that the facts relating to the Company’s historical stock option practices are substantially and materially different than represented by Chordiant’s counsel during prior settlement discussions.  In the event the Settlement is not consummated for any reason: (a) the parties will revert to their litigation positions immediately prior to the execution of this MOU; (b) the fact and terms of this MOU shall not be admissible in any trial of this Action;  (c) this MOU shall not be deemed to prejudice in any way the positions of the Parties with respect to the Action, or to constitute an admission of fact by any Party in any respect, and shall not entitle any Party to recover any costs or expenses incurred in connection with the implementation of this MOU; and (d) none of the terms of this MOU shall be effective or enforceable, except for this paragraph.
14.2           Cooperation of the Parties.  The Parties (a) acknowledge that it is their intent to consummate the Settlement contemplated by this MOU, and (b) agree to cooperate to the extent

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reasonably necessary to effectuate and implement all terms and conditions of the MOU and Stipulation and to exercise their reasonable efforts to accomplish the foregoing terms and conditions of the Stipulation.  The Parties will seek the Court’s approval of the Preliminary Order and, when appropriate, the Final Order and Judgment.
14.3  Standstill Agreement.  Upon execution of this MOU and pending entry of  the Judgment based on the Settlement provided for in the Stipulation, Lead Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against Chordiant or any Individual Defendant, that have been or could have been asserted, or that arise out of or relate in any way to any of the transactions or events described in the complaints in the Action.
14.4           No Admissions.  Neither the MOU, nor any act performed or document executed pursuant to or in furtherance of the MOU:  (a) is or may be deemed to be or may be used as an admission of, or evidence of the validity or lack of validity of any Released Claims, or any wrongdoing or liability of the Parties or any of their Related Persons; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Parties or any of their Related Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of the MOU or the Stipulation.
14.5           Confidentiality Agreements. All agreements made during the course of the negotiations relating to the confidentiality of information shall survive the MOU, including, but not limited to, the Confidentiality Agreement dated June 28, 2007.

14.6           Warrant of Authority.  Each Person executing the MOU or any of the related documents on behalf of any Party hereto hereby warrants that such Person has the full authority to do so.

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14.7            Counterparts.  This MOU may be executed in one or more counterparts, and all such counterparts together shall be deemed to be one and the same instrument.

14.8   Facsimile and Scanned Signatures. Any signature to the MOU to the extent signed and delivered by means of a facsimile machine or electronically scanned and sent via email, shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of a Party to the MOU, any other Party to the MOU so executing and delivering this document by means of a facsimile machine or via email shall re-execute original forms thereof and deliver them to the requesting Party.  No Party to the MOU shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or the enforceability of the MOU and each such Person forever waives any such defense.
14.9           Extensions of Time.  The Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation, and where necessary, shall jointly seek court approval for such extensions.
WHEREAS, the Parties have caused the MOU to be duly executed and delivered by their counsel of record.  It is hereby agreed by the undersigned as dated below.
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Dated:  May 29, 2008

SCHIFFRIN BARROWAY TOPAZ
& KESSLER, LLP
2125 Oak Grove Road, Suite 120
Walnut Creek, California 94598
and
SCHIFFRIN BARROWAY TOPAZ
& KESSLER, LLP
Lee D. Rudy
Michael C. Wagner
280 King of Prussia Road
Radnor, Pennsylvania 19087

/s/ Michael C. Wagner  __________________
Michael C. Wagner
Attorneys for Plaintiffs JESSE BROWN and LOUIS SUBA

Dated:  May 29, 2008

COOLEY GODWARD KRONISH, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155

/s/ Christopher Sundermeier____________

Christopher Sundermeier
Attorney for Nominal Defendant CHORDIANT
SOFTWARE, INC.

Dated:  May 29, 2008

GOODWIN PROCTER LLP
181 Lytton Avenue
Palo Alto, CA 94301
and
GOODWIN PROCTER LLP
Exchange Place
53 State Street
Boston, MA 02109

_/s/ Alison Douglass_____________________
Alison Douglass
Brian Pastuszenski
Attorneys for Defendant WILLIAM RADUCHEL

Dated:  May 29, 2008

SHEPPARD, MULLIN, RICHTER & HAMPTON,
LLP
Steven H. Winick
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111
415-774-2970
and
SHEPPARD, MULLIN, RICHTER & HAMPTON,
LLP
John Stigi
333 South Hope Street
Los Angeles, California 90071-1448

_/s/ Steven H. Winick___________________
Steven H. Winick
John Stigi
Attorneys for Defendants
STEPHEN KELLY, DAVID R. SPRINGETT, CARY G. MORGAN, STEVE G. VOGEL, SAMUEL T. SPADAFORA, DONALD J. MORRISON, ALLEN SWANN, JEREMY COOTE, KATHRYN C. GOULD, , STEVEN R. SPRINGSTEEL, CHARLES E. HOFFMAN, RICHARD G. STEVENS, DAVID A. WEYMOUTH AND GEORGE REYES

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